UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 30, 2007

LCC International, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-21213 (Commission File Number)	54-1807038 (IRS Employer Identification No.)

7900 West Park Drive, Suite 315-A, McLean, Virginia (Address of principal executive offices)	22102 (Zip Code)

Registrant’s telephone number, including area code: 703-873-2000
Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On November 30, 2007, LCC International, Inc. (the “Company”) entered into an amendment (together with a letter dated December 6, 2007 regarding certain matters set forth in the amendment, the “Amendment”) of the Amended and Restated Credit Agreement, dated as of May 29, 2007 (the “Credit Agreement”), among the Company, as borrower, certain domestic subsidiaries of the Company, as guarantors and Bank of America, N.A. as lender and administrative agent (the “Bank”).
     The Amendment provides, among other things, (a) a waiver by the Bank of certain specified defaults under the Credit Agreement; (b) a requirement that the financial statements described in Section 7.01(a) of the Credit Agreement with respect to the fiscal year ended December 31, 2006 be delivered to the Bank on or prior to December 14, 2007, the failure of which will constitute an immediate event of default irrespective of otherwise applicable grace or cure period; (c) a requirement that the financial statements described in Section 7.01(b) of the Credit Agreement with respect to the fiscal quarters ended March 31, 2007, June 30, 2007 and September 30, 2007, in each case, along with any additional deliveries required under the Credit Agreement in connection therewith, be delivered to the Bank on or prior to January 14, 2008, the failure of which will constitute an immediate event of default irrespective of otherwise applicable grace or cure period; (d) a total principal borrowing amount of up to $21.95 million, which amounts may be borrowed, repaid and reborrowed by the Company on a revolving basis until November 29, 2007; (e) a term loan of $6.5 million with scheduled principal payments of $3.5 million on June 1, 2008, $1 million on each of September 1 and December 1, 2008 and March 1, 2009 and the balance on November 29, 2009; (f) an increase to the applicable interest rate on borrowings by 1.00% per annum; (g) the amendment of the financial covenants set forth in the Credit Agreement with respect to earnings (including the addition of monthly cumulative EBITDA covenants), leverage ratio, fixed charge coverage ratio and capital expenditures; (h) the establishment of certain cash management procedures; and (i) a fee in connection with amending the Credit Agreement of up to $550,000 payable to the Bank in connection with the Amendment.
     The description of the terms and conditions of the Amendment set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
The following document is herewith filed as an exhibit to this report:

Exhibit No.	Description
10.1	First Amendment to Amended and Restated Credit Agreement and Waiver, dated as of November 30, 2007, by and among LCC International, Inc., the parties identified therein as Guarantors and Bank of America, N.A.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCC International, Inc.
By:	/s/ Peter A. Deliso
Peter A. Deliso
Senior Vice President, New Ventures, General Counsel & Secretary

Date: December 6, 2007

EXHIBIT INDEX

Exhibit No.	Description
10.1	First Amendment to Amended and Restated Credit Agreement and Waiver, dated as of November 30, 2007, by and among LCC International, Inc., the parties identified therein as Guarantors and Bank of America, N.A.